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                                                                     EXHIBIT 4.3

                            VITRIA TECHNOLOGY, INC.

             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

          This Second Amended and Restated Investor Rights Agreement (the "Agreement") is entered into as of the 20/th/ day of May 1999, by and among Vitria Technology, Inc., a California corporation (the "Company") and holders of the Company's Series A Preferred Stock (the "Series A Stock"), holders of the Company's Series A1 Preferred Stock (the "Series A1 Stock"), holders of the Company's Series B Preferred Stock (the "Series B Stock"), the holders of the Company's Series C Preferred Stock (the "Series C Stock") and the purchasers of the Company's Series D Preferred Stock (the "Series D Stock") set forth on Exhibit A of that certain Series D Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), all as set forth on Exhibit A hereto. Such holders of Series A Stock, Series A1 Stock, Series B Stock, Series C Stock and purchasers of the Series D Stock shall be referred to hereinafter, collectively, as the "Investors" and each individually as an "Investor."

                                   Recitals

          Whereas, the Company has issued the Series A Stock, Series A1 Stock, Series B Stock and Series C Stock to certain of the Investors;

          Whereas, the Company issued Series C Stock to certain Investors and signed the First Amended and Restated Investor Rights Agreement dated October 23, 1998 (the "Prior Agreement") entered into between the Company and the holders of Series A Stock, Series A1 Stock, Series B Stock and Series C Stock. The holders of Series A Stock, Series A1 Stock, Series B Stock and Series C Stock possess certain registration rights, information rights and other rights under such Prior Agreement;

          Whereas, the Company and the undersigned holders of Series A Stock, Series A1 Stock, Series B Stock and Series C Stock desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

          Whereas, the Company proposes to sell and issue certain shares of its Series D Stock pursuant to the Purchase Agreement; and

          Whereas, as a condition of entering into the Purchase Agreement, the purchasers of Series D Stock have requested that the Company extend to them registration rights, information rights and other rights as set forth below.

          Now, Therefore, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

1.        Amendment and Restatement of Prior Agreement.

          1.1 Amendment and Restatement. The Prior Agreement is terminated in its entirety and restated herein. Such termination and restatement is effective upon execution of this Agreement by the Company and the holders of at least a majority in interest of the Registrable Securities (as the term is defined in the Prior Agreement). Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force or effect. The rights and covenants contained in this Agreement set forth the sole and entire agreement among the Company and the holders of Series A Stock, Series A1 Stock, Series B Stock,

                                      1.
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Series C Stock and Series D Stock on the subject matter hereof and supersede any and all rights granted and covenants made under any prior agreements.

2.   General.

     2.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Form S-3" means such form under the Securities Act (as hereinafter defined) as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC (as hereinafter defined) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Holder" means any person owning of record Registrable Securities (as hereinafter defined) or any assignee of record of such Registrable Securities in accordance with Section 3.10 hereof that have not been sold to the public.

          "Initial Offering" means the Company's first firm commitment underwritten public offering of its common stock registered under the Securities Act.

          "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (a) common stock of the Company issued or issuable upon conversion of the Shares (as hereinafter defined) and (b) any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 3 of this Agreement are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's common stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 3.2, 3.3 and 3.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Twenty Five Thousand Dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

                                      2.
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          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

          "Shares" shall mean the Series A Stock, Series A1 Stock, Series B Stock, Series C Stock and Series D Stock, whose holders are parties hereto, all as held by the Investors listed on Exhibit A hereto and their permitted assigns pursuant to Section 3.10 hereof.

3.   Registration; Restrictions on Transfer.

     3.1  Restrictions on Transfer.

          (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to such Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

          (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) The Company shall be obligated to reissue promptly unlegended certificates with respect to Shares or Registrable Securities at the request of any holder thereof if such holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to

                                      3.
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the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     3.2  Demand Registration.

          (a) Subject to the conditions of this Section 3.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public of at least $5,000,000 (a "Qualified Public Offering"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.2 or any request pursuant to Section 3.4 and the Company shall include such information in the written notice referred to in Section 3.2(a) or Section 3.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 3.2 or Section 3.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders), provided however that the number of Shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c) The Company shall not be required to effect a registration pursuant to this Section 3.2:

               (i) prior to the earlier of October 31, 2001 or one hundred and eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

               (ii) after the Company has effected two (2) registrations pursuant to this Section 3.2, and such registrations have been declared or ordered effective;

               (iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to

                                      4.
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the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

               (iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 3.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within one hundred and eighty (180) days; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

               (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

     3.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the initial filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing and the Company shall, subject to
Section 3.3(a), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) Underwriting. If the registration statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty percent (20%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without

                                      5.
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the written consent of Holders of not less than a majority of the Registrable
Securities proposed to be sold in such offering. For purposes of allocation in this Section 3.3(a), for any selling shareholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 3.5 hereof.

     3.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b) use commercially reasonable efforts to effect as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.4 under the following circumstances:

               (i) if Form S-3 is not available for such offering by the Holders;

               (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

               (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 3.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

               (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 3.4; or

                                      6.

               (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 3.4 shall not be counted as requests for registration effected pursuant to Section 3.2.

     3.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3.2 or any registration under
Section 3.3 or Section 3.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 3.2 or 3.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section
3.2 or Section 3.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 3.2 or Section
3.4 to a demand registration.

     3.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                                      7.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

          (h) Cause the shares offered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     3.7 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect four
(4) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act and (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners and former partners) may be sold under Rule 144 during any ninety (90) day period.

     3.8  Delay of Registration; Furnishing Information.

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

          (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.2, 3.3 or 3.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                                      8.

          (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 3.2 or Section 3.4 if, due to the operation of subsection 3.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 3.2 or Section 3.4, whichever is applicable.

     3.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.2, 3.3 or 3.4:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other

                                      9.

Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director, or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 3.9(b) exceed the net proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
3.9 of notice of the commencement of any action (including any governmental action),such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

          (d) If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.


                                      10.

          (f) The obligations of the Company and Holders under this Section 3.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     3.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder or (c) acquires at least one hundred fifty thousand (150,000) shares of Registrable Securities (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like with respect to such shares); provided, however, (i) the transferor shall, within fifteen (15) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee is restricted under the Securities Act.

     3.11 Amendment of Registration Rights. Any provision of this Section 3 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 3, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     3.12 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to, or on parity with, those granted to the Holders hereunder.

     3.13 "Market Stand-Off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 3.13 shall not apply to (i) the sale of any shares to the underwriters pursuant to the underwriting agreement or (ii) transactions relating to shares of common stock or other securities acquired in the Initial Offering or in open market transactions after the completion of the Initial Offering. The underwriters in connection with the Initial Offering are intended third party beneficiaries of this Section 3.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the

                                      11.

Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     3.14 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

           (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

           (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

           (c) So long as a Holder owns any Registrable Securities furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

4.   Covenants of the Company.

     4.1  Basic Financial Information and Reporting.

          (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied;

          (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and statement of shareholder's equity as of the end of such year, and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors;

          (c) The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made;

                                      12.

          (d) As long as an Investor, together with its affiliates, holds five hundred thousand shares (500,000) of Series B Stock, Series C Stock and/or Series D Stock (as adjusted for stock splits, dividends, combinations, recapitalizations and the like with respect to such shares) (the "Major Investor"), as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

          (e) Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 4.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

     4.2 Inspection Rights. Each Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this
Section 4.2 to provide such access for any competitor of the Company or to any information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     4.3 Confidentiality of Records. Each Investor agrees to use and to use its best efforts to insure that its authorized representatives use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 4.3.

     4.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Stock, Series A1 Stock, Series B Stock, Series C Stock and/or Series D Stock, all common stock issuable from time to time upon such conversion.

     4.5  Termination of Covenants. All covenants of the Company contained in
Section 4 of this Agreement shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering.

5.   Rights of First Refusal.

     5.1 Subsequent Offerings. So long as an Investor (with its affiliates) holds at least one hundred thousand shares (100,000) of preferred stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like with respect to such shares) (a "Major Investor"), such Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 5.6 hereof. Each Major Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's common stock (including all shares of common stock issued or issuable upon conversion of the Shares) which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number

                                      13.

of shares of the Company's outstanding common stock (including all shares of common stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any common stock, preferred stock or other security of the Company, (ii) any security convertible, with or without consideration, into any common stock, preferred stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant, option or right to subscribe to or purchase any common stock, preferred stock or other security and (iv) any such warrant, option or right.

     5.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have twenty (20) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

     5.3 Issuance of Equity Securities to Other Persons. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares. The Major Investors shall have ten (10) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Major Investors fail to exercise in full the rights of first refusal, the Company shall have one hundred twenty (120) days thereafter to sell the Equity Securities in respect of which the Major Investor's rights were not exercised at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Major Investors pursuant to Section 5.2 hereof. If the Company has not sold such Equity Securities within one hundred twenty (120) days of the notice provided pursuant to Section 5.2, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Major Investors in the manner provided above.

     5.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 5 shall not apply to and shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Offering. The rights of first refusal established in this
Section 5 may be amended or any provision waived with the written consent of the Major Investors holding a majority of the Registrable Securities held by all Major Investors outstanding on the date of such amendment or such waiver.

     5.5 Transfer of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 5 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 3.10.

     5.6  Excluded Securities. The rights of first refusal established by this
Section 5 shall have no application to any of the following Equity Securities:

          (a) shares of common stock (and/or options, warrants or other common stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary for the primary purpose of soliciting or retaining their services, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                                      14.

          (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 5 applied with respect to the initial sale or grant by the Company of such rights or agreements;

          (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination that are approved by the Board of Directors;

          (d) shares of common stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (e)  shares of common stock issued upon conversion of the Shares;

          (f) any Equity Securities issued pursuant to any equipment leasing arrangement, or commercial credit arrangement from a bank or similar financial institution or in connection with development of licensing transactions with third party operating companies;

          (g) any Equity Securities that are issued by the Company in its Initial Offering; and

          (h) any shares of Series D Stock sold pursuant to the Purchase Agreement.

6.   Miscellaneous.

     6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     6.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                                      15.

     6.5 Severability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.6 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, that in the event that such amendment or waiver adversely affects the obligations and/or rights of any such Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of a majority in interest of such Holders adversely affected. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

     6.7 New Investors. Notwithstanding anything herein to the contrary, if pursuant to Section 2.3 of the Purchase Agreement, additional parties purchase shares of Series D Stock, then each such new investor shall become a party to this Agreement as an "Investor" hereunder, without the need for any consent, approval or signature of any Investor when such new investor has both: (a) purchased shares of Series D Stock under the Purchase Agreement and paid the Company all consideration payable for such shares; and (b) executed one or more counterpart signature pages to this Agreement as an "Investor" with the Company's consent.

     6.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach, default or noncompliance nor any acquiescence therein nor of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to Holders shall be cumulative and not alternative.

     6.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on Exhibit A hereto with regard to the Investors, the address as set forth on the signature page hereto with regard to the Company or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     6.10 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     6.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                                      16.

     6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     6.13 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


             [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                                      17.

     In Witness Whereof, the parties hereto have executed this Second Amended and Restated Investor Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                     INVESTORS:

Vitria Technology, Inc.                      __________________________________
500 Ellis Street                                 [Name of Investor]
Mountain View, CA  94043
                                             By:_______________________________

By:________________________________          Title:____________________________
       JoMei Chang, President


                                             Weston Presidio Capital II, L.P.


                                             By:_______________________________

                                             Title:____________________________


                                             Sutter Hill Ventures, A California
                                             Limited Partnership


                                             By:_______________________________
                                                 General Partner of the General
                                                 Partner


                                             Sutter Hill Associates, L.P.


                                             By:_______________________________
                                                 General Partner


                                             Wells Fargo Bank, Trustee
                                             SHV M/P/T Sherryl W. Hossack


                                             By:_______________________________

                                             Title:____________________________



            Second Amended and Restated Investors Rights Agreement
                                Signature Page

                                             Brentwood Associates VIII, L.P.

                                             By Brentwood VIII Ventures, L.L.C.
                                             Its General Partner


                                             By:_______________________________
                                                 General Partner


                                             Brentwood Affiliates Fund, L.P.

                                             By Brentwood VIII Ventures, L.P.
                                             Its General Partner


                                             By:_______________________________
                                                 General Partner


                                             Integral Capital Partners III, L.P.
                                             By Integral Capital Management III,
                                             L.P.
                                             Its General Partner


                                             By:_______________________________
                                                 a General Partner


                                             Integral Capital Partners
                                             International III, L.P.

                                             By Integral Capital Management III,
                                             L.P.
                                             Its Investment General Partner


                                             By:_______________________________
                                                 a General Partner


            Second Amended and Restated Investors Rights Agreement
                                Signature Page

                                             Stanford University


                                             By:_______________________________

                                             Title:____________________________


                                             __________________________________
                                             JoMei Chang


                                             __________________________________
                                             Dale Skeen


                                             __________________________________
                                             Robert Halperin


                                             __________________________________
                                             Peggy Halperin Dow


                                             __________________________________
                                             Mark R. Halperin


                                             __________________________________
                                             Sarah Ruth Halperin Trust


                                             __________________________________
                                             Mariah Shores Halperin Trust


                                             __________________________________
                                             Robert Joshua Halperin Trust


                                             __________________________________
                                             Wells Fargo Bank, Trustee
                                             SHV M/P/T FBO Tench Coxe


            Second Amended and Restated Investors Rights Agreement
                                Signature Page

                                             TOW Partners, A California Limited
                                             Partnership


                                             By:_______________________________

                                             Title:____________________________


                                             Paul M. and Marsha R. Wythes,
                                             Trustees of the Wythes Living Trust


                                             By:_______________________________

                                             Title:____________________________


                                             David L. Anderson, Trustee, The
                                             Anderson Living Trust, U/A/D
                                             1/22/98


                                             By:_______________________________

                                             Title:____________________________


                                             Anvest, L.P.


                                             By:_______________________________

                                             Title:____________________________



                                             __________________________________
                                             G. Leonard Baker, Jr.


                                             William H. Younger, Jr., Trustee,
                                             The Younger Living Trust, U/A/D
                                             1/20/95


                                             By:_______________________________

                                             Title:____________________________


            Second Amended and Restated Investors Rights Agreement
                                Signature Page

                                             __________________________________
                                             Gregory P. Sands


                                             Saunders Holdings, L.P.


                                             By:_______________________________

                                             Title:____________________________


                                             Tench Coxe, Trustee, The Coxe/Otus
                                             Revocable Trust


                                             By:_______________________________

                                             Title:____________________________


                                             __________________________________
                                             Michele Phua


                                             ML IBK Positions, Inc.


                                             By:_______________________________

                                             Title:____________________________


            Second Amended and Restated Investors Rights Agreement
                                Signature Page

                            VITRIA TECHNOLOGY, INC.


                          SECOND AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT



                             Dated:  May 20, 1999

                               Table of Contents

                                                                       Page
1.   Amendment and Restatement of Prior Agreement.1
     1.1  Amendment and Restatement....................................  1

2.   General...........................................................  2
     2.1  Definitions..................................................  2

3.   Registration; Restrictions on Transfer............................  3
     3.1   Restrictions on Transfer....................................  3
     3.2   Demand Registration.........................................  4
     3.3   Piggyback Registrations.....................................  5
     3.4   Form S-3 Registration.......................................  6
     3.5   Expenses of Registration....................................  7
     3.6   Obligations of the Company..................................  7
     3.7   Termination of Registration Rights..........................  8
     3.8   Delay of Registration; Furnishing Information...............  8
     3.9   Indemnification.............................................  9
     3.10  Assignment of Registration Rights........................... 11
     3.11  Amendment of Registration Rights............................ 11
     3.12  Limitation on Subsequent Registration Rights................ 11
     3.13  "Market Stand-Off" Agreement................................ 11
     3.14  Rule 144 Reporting.......................................... 12

4.   Covenants of the Company.......................................... 12
     4.1   Basic Financial Information and Reporting................... 12
     4.2   Inspection Rights........................................... 13
     4.3   Confidentiality of Records.................................. 13
     4.4   Reservation of Common Stock................................. 13
     4.5   Termination of Covenants.................................... 13

5.   Rights of First Refusal........................................... 13
     5.1   Subsequent Offerings........................................ 13
     5.2   Exercise of Rights.......................................... 14
     5.3   Issuance of Equity Securities to Other Persons.............. 14
     5.4   Termination and Waiver of Rights of First Refusal........... 14
     5.5   Transfer of Rights of First Refusal......................... 14
     5.6   Excluded Securities......................................... 14

                                      i.

                              Table of Contents
                                  (continued)

                                                                      Page
6.   Miscellaneous..................................................... 15
     6.1   Governing Law............................................... 15
     6.2   Survival.................................................... 15
     6.3   Successors and Assigns...................................... 15
     6.4   Entire Agreement............................................ 15
     6.5   Severability................................................ 16
     6.6   Amendment and Waiver........................................ 16
     6.7   New Investors............................................... 16
     6.8   Delays or Omissions......................................... 16
     6.9   Notices..................................................... 16
     6.10  Attorneys' Fees............................................. 16
     6.11  Titles and Subtitles........................................ 17
     6.12  Counterparts................................................ 17
     6.13  Aggregation of Stock........................................ 17

                                      ii.

             SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   Exhibit A

                             SCHEDULE OF INVESTORS

Name
----

David L. Anderson, Trustee, The Anderson
Living Trust, U/A/D 1/22/98
755 Page Mill Road
Suite A-200
Palo Alto, CA 94304

Anvest, L.P.
755 Page Mill Road
Suite A-200
Palo Alto, CA 94304

G. Leonard Baker, Jr.
755 Page Mill Road
Suite A-200
Palo Alto, CA 94304

Brentwood Affiliates Fund, L.P.
3000 Sand Hill Road
Building 1, Suite 260
Menlo Park, CA 94025

Brentwood Associates VIII, L.P.
3000 Sand Hill Road
Building 1, Suite 260
Menlo Park, CA 94025

JoMei Chang
3826 Magnolia Drive
Palo Alto, CA 94301

GC&H Investments
One Maritime Plaza
20/th/ Floor
San Francisco, CA 94111

Peggy Halperin Dow
c/o Robert M. Halperin, Attorney-in-fact
80 Reservoir Road
Atherton, CA 94027


            Second Amended and Restated Investors Rights Agreement
                                   Exhibit A

                             SCHEDULE OF INVESTORS

Name
----

Mariah Shores Halperin Trust
c/o Robert M. Halperin, Attorney-in-fact
80 Reservoir Road
Atherton, CA 94027

Mark R. Halperin
c/o Robert M. Halperin, Attorney-in-fact
80 Reservoir Road
Atherton, CA 94027

Robert Halperin
80 Reservoir Road
Atherton, CA 94027

Robert Joshua Halperin Trust
c/o Robert M. Halperin, Attorney-in-fact
80 Reservoir Road
Atherton, CA 94027

Sarah Ruth Halperin Trust
c/o Robert M. Halperin, Attorney-in-fact
80 Reservoir Road
Atherton, CA 94027

Integral Capital Partners III, L.P.
2750 Sand Hill Road
Menlo Park, CA 94025

Integral Capital Partners International III, L.P.
2750 Sand Hill Road
Menlo Park, CA 94025

ML IBK Positions, Inc.
3300 Hillview Avenue, Suite 150
Palo Alto, CA 94304

Gregory P. Sands
755 Page Mill Road
Suite A-200
Palo Alto, CA 94304

Dale Skeen
3826 Magnolia Drive
Palo Alto, CA 94301


            Second Amended and Restated Investors Rights Agreement
                                   Exhibit A

                             SCHEDULE OF INVESTORS


Name
----

Stanford University
2770 Sand Hill Road
Menlo Park, CA 94025

Sutter Hill Ventures, A California Limited Partnership
755 Page Mill Road
Suite A-200
Palo Alto, CA 94304

Sutter Hill Associates, L.P.
755 Page Mill Road
Suite A-200
Palo Alto, CA 94304

TOW Partners, A California Limited Partnership
755 Page Mill Road
Suite A-200
Palo Alto, CA 94304

Wells Fargo Bank, Trustee SHV M/P/T Tench Coxe
420 Montgomery Street, 2/nd/ Floor
San Francisco, CA 94163

Attention:  Vicki Bandel
Wells Fargo Bank, Trustee SHV M/P/T Sherryl W. Hossack
MAC #0101-021
420 Montgomery Street, 2/nd/ Floor
San Francisco, CA 94163

Attention:  Vicki Bandel
Weston Presidio Capital II, L.P.
343 Sansome Street
Suite 1210
San Francisco, CA 94104-1316

Paul M. and Marsha R. Wythes, Trustees,
The Wythes Living Trust
755 Page Mill Road
Suite A-200
Palo Alto, CA 94304

            Second Amended and Restated Investors Rights Agreement
                                   Exhibit A

                             SCHEDULE OF INVESTORS

Name
----

William H. Younger, Jr., Trustee,
The Younger Living Trust, U/A/D 1/20/95
755 Page Mill Road
Suite A-200
Palo Alto, CA 94304

Saunders Holdings, L.P.
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304

Tench Coxe, Trustee
The Coxe/Otus Revocable Trust
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304

Michele Phua
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304


            Second Amended and Restated Investors Rights Agreement
                                   Exhibit A